SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 9, 2010

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Financial Operations and Financial Condition.

On October 14, 2010, the registrant, Cubist Pharmaceuticals, Inc. (“Cubist”), issued a press release reporting its results for the quarter ended September 30, 2010.  The press release has been furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 2.02 to Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2010, Cubist entered into new retention letters with Robert Perez, Executive Vice President and Chief Operating Officer, Steven Gilman, Executive Vice President, Research and Development and Chief Scientific Officer, David McGirr, Senior Vice President, Chief Financial Officer, Santosh Vetticaden, Senior Vice President, Chief Medical and Development Officer, Tamara Joseph, Senior Vice President, General Counsel and Secretary, and Gregory Stea, Senior Vice President, Commercial Operations.  These retention letters replace the existing retention letters of each executive officer, two of which — Mr. Perez’s and  Mr. McGirr’s — expired on October 9, 2010.

The retention letters have substantially similar terms to the current retention letters of each executive officer.  Below is a brief summary of the terms and conditions contained in the letters, which is qualified in its entirety by reference to the form of retention letter filed herewith as Exhibit 10.1 and incorporated herein by reference.

•                  They have three year terms, except that in the case of a change of control (as defined in the retention letter) the term is automatically extended until two years following the change of control, if later.

•                  They provide that each executive officer will receive severance payments equal to 18 months of his or her base salary upon a termination by Cubist without cause (as defined in the retention letter).

•                  They provide that, upon a termination by Cubist without cause or by the executive officer for good reason (as defined in the retention letter) within 24 months following a change of control, the following will occur:

•                  The executive officer will receive a lump-sum severance payment equal to 18 months of his or her base salary;

•                  All of the unvested equity-based compensation held by the executive officer will fully vest and all restrictions thereon shall lapse; and

•                  The executive officer will receive a payment equal to the greater of the target bonus for the year in which the termination occurs and the previous year’s actual bonus payment.

•                  They provide that the executive officer will receive reimbursement from Cubist for its portion of payments to continue health benefits for a period of up to 18 months after the month in which employment terminates.

In addition, the Compensation Committee of Cubist’s Board of Directors has recommended that Michael Bonney, Chief Executive Officer and President, receive a retention letter with substantially similar terms as Mr. Bonney’s existing retention letter, which recommendation is expected to be acted upon at the next regularly scheduled meeting of the Cubist Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Form of Retention Letter between Cubist and Steven Gilman, Tamara Joseph, David McGirr, Robert Perez, Gregory Stea, and Santosh Vetticaden

The following Exhibit 99.1 relating to Item 2.02 shall be deemed to be furnished, and not filed:

	99.1	Press Release dated October 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ David W. J. McGirr
David W. J. McGirr
Senior Vice President and
Chief Financial Officer

Dated: October 14, 2010